SCHEDULE 14A

                     SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934
                        (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     Vanguard Airlines, Inc.
         (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
     _________________________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
     _________________________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11       (set
          forth the amount on which the filing fee is calculated
          and state how it was determined):
     _________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     _________________________________________________________________


     5)   Total fees paid:
     _________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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     3)   Filing Party:
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     4)   Date Filed:
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
                                                Preliminary Copy

                     VANGUARD AIRLINES, INC.
                      533 MEXICO CITY AVENUE
                KANSAS CITY INTERNATIONAL AIRPORT
                   KANSAS CITY, MISSOURI 64153
                 ________________________________

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held On May 18, 1999
                 ________________________________

          NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Vanguard Airlines, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 1999, at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel, 7640 N. W. Tiffany Springs Parkway, Kansas City, Missouri 64153, and thereafter as it may from time to time be adjourned for the following purposes:

          1. To elect one Class I Director to serve for a three-year term expiring at the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

          2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to effect a one-for-five reverse stock split (the "Reverse Split") of all outstanding shares of Common Stock, $0.001 par value per share, of the Company;

          3. To consider and act upon ratification and approval of the selection of Ernst & Young LLP as the Company's independent accountants for the year ending December
          31, 1999; and

          4. To consider and act upon any other matters which may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

          The foregoing matters are more fully described in the accompanying Proxy Statement.

          In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 9, 1999, as the record date for the determination of the holders of shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock"), entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment thereof.

          You are cordially invited to attend the Annual Meeting. IF THERE IS A POSSIBILITY THAT YOU MAY BE UNABLE TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. A return envelope is enclosed for your convenience. If you are able to attend the meeting and wish to vote your shares in person, your proxy will not be used.

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              Brian S. Gillman
                              Vice President, General Counsel and
Secretary
Kansas City, Missouri
April __, 1999

                     VANGUARD AIRLINES, INC.
                      533 Mexico City Avenue
                Kansas City International Airport
                   Kansas City, Missouri 64153

                   ____________________________

                         PROXY STATEMENT
                   ____________________________

                          ANNUAL MEETING
                         OF STOCKHOLDERS
                           MAY 18, 1999
                   ____________________________

                           INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vanguard Airlines, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 18, 1999, commencing at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel, 7640 N. W. Tiffany Springs Parkway, Kansas City, Missouri 64153, and all adjournments and postponements thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of proxy and the Notice of Annual Meeting of Stockholders to the holders of the outstanding shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock") as of April 9, 1999, on or about April __, 1999.

          Only the holders of record of shares of Common Stock and Preferred Stock as of the close of business on April 9, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote per share standing in their names on the Record Date with respect to the matters being brought before the Annual Meeting. Holders of shares of Preferred Stock are entitled to one vote for each share of Common Stock into which the Series A Preferred Stock could have been converted with respect to matters being brought before the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote a total of 85,392,746 shares of Common Stock and 302,362 shares of Preferred Stock, constituting all of the outstanding voting securities of the Company. As of the Record Date, the Preferred Stock is convertible into 6,047,240 shares of Common Stock and the holders of the Preferred Stock will be entitled to vote on an as converted basis on all matters.

          You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the enclosed postage prepaid envelope. Such proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy, but your proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers or directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with stockholders' instructions. If no instructions are indicated, such shares will be voted as follows:

          1. To elect Robert J. Spane as a Class I Director to serve for a three-year term expiring at the 2002 Annual
          Meeting of Stockholders and until his successor is duly elected and qualified;

          2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, (the "Restated Certificate") to effect a one-for-five reverse stock split (the "Reverse Split") of all outstanding shares of Common Stock, $0.001 par value per share, of the Company;

          3.   To ratify and approve the selection of Ernst &
          Young LLP as the Company's independent public accountants for the year ending December 31, 1999; and

          4. In the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

SOLICITATION OF PROXIES

          The solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited in person or by telephone or telegraph by directors and officers of the Company who will not receive compensation for their soliciting activities. Brokerage houses and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses of forwarding proxy materials to beneficial owners. The Company will bear all of the costs of the solicitation.

          A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the offices of the Company located at 7000 Squibb Road, Third Floor, Mission, KS 66202. The list also will be available at the Annual Meeting.

QUORUM REQUIREMENTS

          The presence in person or by proxy of stockholders holding a majority of the aggregate outstanding shares of Common Stock and shares of Preferred Stock convertible into Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares of stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present.

                           PROPOSAL ONE

                      ELECTION OF DIRECTORS

          The Restated Certificate of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. The Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors currently has fixed the number of directors at five. Each year the term of office of one class of directors expires.

          The Board of Directors intends to present for action at the Annual Meeting the election of Robert J. Spane, a present Class I director, whose term expires at the Annual Meeting, to serve for a three-year term expiring at the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified. There is currently one vacancy on the Board of Directors, which the Company does not intend to fill at the Annual Meeting.

          The Directors in Class II (Lee M. Gammill, Jr.) and Class III (Denis T. Rice and Leighton W. Smith, Jr.) have been elected to terms expiring at the time of the Annual Meetings of Stockholders in 2000 and 2001, respectively. Stockholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting and present in person or by proxy.

          One director is to be elected as the only member of Class I at this meeting, for a term of three years and until his successor is duly elected and qualified. It is intended that shares represented by a proxy given pursuant to this solicitation will be voted in favor of the election of Robert J. Spane as the Class I Director, unless such authority is specifically withheld. In the event that Mr. Spane should become unavailable for election, it is intended that the shares of stock represented by the Proxy will be voted for such substitute nominee as may be nominated by the Board of Directors. The above named person has indicated his willingness to serve if elected and it is not anticipated that he will become unavailable for election.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE ELECTION OF ROBERT J. SPANE AS A CLASS I DIRECTOR.

          The Restated Certificate and the Bylaws of the Company provide that advance notice of stockholder nominations for an election of directors must be given. Written notice of the stockholder's intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company not later than 30 days prior to the first anniversary of the preceding year's annual meeting, in the case of an annual meeting and, in the case of a special meeting, not later than the close of business on the later of (i) the 30th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting. The notice must contain (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the name and address, as it appears on the Company's books, of such stockholder, and of the beneficial owner, if any, on whose behalf the nomination is made, (iv) the class and number of shares of the Company which are owned beneficially and of record by such nominating stockholder and each nominee proposed by such stockholder, (v) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, had the nominee been nominated, o intended to be nominated, by the Board of Directors, and (vii) the consent of each nominee to serve as a director of the Company if so elected. No such notice has been received, and the Chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person that is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

          The following table sets forth certain information as to the person nominated by the Board of Directors for election as a Class I Director of the Company and each director whose term of office will continue after the Annual Meeting:

               NAME                AGE            DIRECTOR SINCE
NOMINEES

CLASS I: TERM TO EXPIRE IN 2002
     Robert J. Spane               58                  1996

DIRECTORS CONTINUING IN OFFICE

CLASS II: TERM TO EXPIRE IN 2000
     Lee M. Gammill, Jr. /1//2/    64                  1997

 CLASS III: TERM TO EXPIRE IN 2001
     Denis T. Rice (1)             66                  1997
     Leighton W. Smith, Jr. /2/    59                  1998

/1/  Member of Audit Committee.
/2/  Member of the Compensation Committee

          The business experience of each of the directors of the Company during the last five years is as follows:

          LEE M. GAMMILL, JR. was elected a director of the Company in September 1997. Mr. Gammill is the retired Vice Chairman of the Board of New York Life Insurance Company. From 1989 until he retired in May 1997, Mr. Gammill served as the Executive Vice President - Individual Insurance Operations at New York Life. Mr. Gammill joined New York Life in 1957 as a sales agent and held various management and executive positions throughout his 40-year career at New York Life.

          DENIS T. RICE was elected a director of the Company in April 1997. Mr. Rice is a director in the law firm of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, P.C., San Francisco, California, a firm he has been associated with since 1961.

          ROBERT J. SPANE was elected a director of the Company in May 1996 and elected Chairman of the Board, Chief Executive Officer and President of the Company in June 1997. Mr. Spane served in the U.S. Navy for 35 years where his last position was Commander, Naval Air Force Pacific, which he held from October 1993 to February 1996. Mr. Spane, as Commander, Naval Air Force Pacific, was responsible for all finances, training, logistics and the material condition of all aircraft carriers, aircraft and naval air stations in the Pacific. Mr. Spane retired from the U.S. Navy in February 1996. Mr. Spane is a 1962 graduate of the U.S. Naval Academy.

          LEIGHTON W. SMITH, JR. was elected a director of the Company in August 1998. Admiral Smith was appointed to the four star rank in April 1994, became Commander in Chief Allied Forces Southern Europe and concurrently assumed the command of the NATO-led Implementation Force (IFOR) in Bosnia in December 1995. Admiral Smith retired from the U.S. Navy after 34 years of service in October 1996. Currently, he serves as a Senior Fellow at the Center for Naval Analysis, and is Chairman of the Board of Trustees of the U. S. Naval Academy Alumni Association. Admiral Smith also serves on the Executive Boards of the Naval Aviation Museum and the Association of Naval Aviation and is on the National Advisory Council to the Navy League.

          Except as may be contemplated by Mr. Spane's Employment Agreement, there is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director of the Company. See "Spane Employment Agreement."

COMPENSATION OF DIRECTORS

          Currently, directors do not receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for travel and out-of-pocket expenses in attending Board and committee meetings. The Company granted Mr. Spane 25,000 options to purchase shares of Common Stock in May 1996 on the date of his election to the Board. The Company granted to each of Messrs. Rice and Gammill in 1997 on the date of their election to the Board, options to purchase 25,000 shares of Common Stock. In October 1997, the Company granted to each of its outside directors options to purchase an additional 200,000 shares of Common Stock. In August 1998, the Company granted Admiral Smith an option to purchase 225,000 shares of Common Stock upon his election to the Board of Directors. All such options were granted with an exercise price equal to or greater than the fair market value of the Common Stock on the respective date of grant. None of the current directors have exercised their stock options. See "Stock Option Plan."

          Directors who are also employees of the Company receive no additional compensation and receive no stock options for serving as directors. As described below under "Spane Employment Agreement," Mr. Spane became Chief Executive Officer and President of the Company and Chairman of the Board of Directors in June 1997. See "Spane Employment Agreement".

MEETINGS OF THE BOARD AND COMMITTEES

          During 1998, the Board of Directors held three meetings. Each incumbent director attended at least seventy five percent of the meetings of the Board of Directors and committees on which they served. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at Board of Directors and Committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

          The Board of Directors established an Audit Committee in October 1995. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants. During 1998 the Audit Committee met two times. The Board of Directors established a Compensation Committee in September 1997. During 1998 the Compensation Committee met once. Currently, there is not a Nominating Committee or a committee performing a similar function of the Board of Directors.

          EXECUTIVE COMPENSATION AND OTHER  INFORMATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

          This report has been prepared by the members of the Board of Directors who were responsible for establishing, directing and administrating the compensation policies and programs for the Company's executive officers in 1998.

          The Board of Directors reviews, evaluates and approves the structure and implementation of the Company's compensation program for its executive officers. The Board of Directors also determines the form and amount of compensation for the Chief Executive Officer. Except as noted below, the compensation of the Company's executive officers is determined by the Board of Directors on an annual basis. In doing so, the Board of Directors subjectively considers all elements of its compensation program when making its compensation decisions, including the level and scope of responsibility, experience, and performance of the executive, the internal fairness and equity of the Company's overall compensation structure and the compensation of executives employed by other emerging companies in the airline industry. With respect to the executive officers who do not serve on the Company's Board of Directors, the Board of Directors also considers the recommendation of the Company's Chairman of the Board and Chief Executive Officer.

The Vanguard Executive Compensation Program

          Elements of Executive Compensation. The compensation program of the Company has been structured, in part, to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide a compensation package to its executive officers that, in its totality, is competitive. In addition, the Company intends to grant stock options to executive officers upon their commencement of employment with the Company, and at other times the Company deems appropriate, in an effort to strengthen the mutuality of interests between such executives and the Company's stockholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options have exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant of the stock option. The Board of Directors believes stock options are an integral part of the total compensation of such executive officers.

          Annual Compensation. For the 1998 fiscal year and since commencement of operations in 1994, the Company's compensation program was not performance-based. Upon a review of certain publicly available salary information for executive officers at other emerging airline companies, the Board of Directors made a subjective determination as to the salary component of its executive compensation program and further determined to maintain such base salary at present levels until the Company has had a sufficient operating history. The Board of Directors and the Compensation Committee are reviewing a plan to introduce a performance-based component to the Company's executive compensation program. The Company has maintained its salary levels for the Company's Chief Executive Officer and Vice Presidents since its startup in 1994.

          Bonuses and Incentives. The Company currently does not have a formal bonus plan or long-term incentive plan for its executive officers. In December 1998, the Company paid a bonus to all employees who had been with the Company as of January 1, 1998. The bonus was based upon a proportion of each employee's annual salary.

          Stock Options. The Board of Directors has determined to grant stock options to executive officers upon their commencement of employment with the Company, and at other times the Company deems appropriate, to provide additional incentive to its executive officers and to strengthen the mutuality of interests between the executive officers and the Company's stockholders. The Board of Directors believes that stock option grants advance the long-term interests of the Company and its stockholders by rewarding executive officers for increasing stockholder value (i.e., appreciation in the price of the Company's Common Stock).

          Payment of the total annual compensation for the Chief Executive Officer and the other named executives appearing in the Summary Compensation Table and other tables included in this Proxy Statement is based on the previously discussed factors.

1998 Compensation of the Chief Executive Officer

          The 1998 salary of Mr. Robert J. Spane, Chairman, Chief Executive Officer and President, was based primarily on the factors discussed above. Mr. Robert J. Spane commenced employment with the Company as Chief Executive Officer and President on June 15, 1997. The 1997 salary of Mr. Robert J. Spane was also based on the factors discussed above. In arriving at Mr. Spane's compensation package, the Board of Directors took into account the incentive to achieve earnings growth and return on investment objectives that is inherent in the ownership of shares of the Company's Common Stock and made the determination to give disproportionate weight to the grant of stock options. Accordingly, the Company agreed to pay Mr. Spane an annual salary of $200,000 along with the grant of 3,386,980 stock options that vest over a two-year period. In authorizing this package, the Board of Directors made the subjective determination that Mr. Spane would be appropriately motivated to achieve stockholder returns over the long term while receiving sufficient short-term compensation in the meantime.

          Submitted by:

          THE BOARD OF DIRECTORS

          Lee M. Gammill, Jr.
          Denis T. Rice
          Leighton W. Smith, Jr.
          Robert J. Spane

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Board of Directors along with the Compensation Committee determines the structure of the Company's compensation system. As a result, Robert J. Spane, Chairman of the Board, Chief Executive Officer and President of the Company participated in decisions regarding his direct or indirect compensation.

EXECUTIVE COMPENSATION

          The following table sets forth certain information with respect to the Chief Executive Officer and the most highly compensated executive officers of the Company as to whom the total salary and bonuses for the year ended December 31, 1998 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                              LONG-TERM
                    ANNUAL COMPENSATION      COMPENSATION
                                         OTHER                  ALL
                                         ANNUAL    SECURITIES  OTHER
NAME AND PRINCIPAL                       COMPEN-   UNDERLYING  COMPEN-
POSITION            YEAR   SALARY  BONUS SATION/1/ OPTIONS/2/  SATION

Robert J. Spane --  1998    195995  3682  24,000/4/      13538
Chairman,
Chief Executive     1997/3/ 107714   --      --        3386980   --
Officer and
President

William A.
  Garrett --        1998    99193   1841                 5077
Vice President --
Finance and         1997    100000    --      --       549497         --
Chief Financial
Officer             1996/5/ 45577     --      --        15000          --

William F.
  McKinney --       1998    99193     1841                5077
Vice President --
Operations          1997    100000    --      --          544497         --
                    1996/6/  79253    --      --          20000          --

/1/ Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of $50,000 or 10% of the total salary and bonus for the Named Executive Officer.

/2/ The number in the Securities Underlying Options column reflects the number of shares of Common Stock into which such options are exercisable.

/3/ Mr. Spane joined the Company as Chairman, Chief Executive Officer and President on June 15, 1997 and his salary represents compensation for services performed from June 15, 1997 through December 31, 1997.

/4/ Represents expenses for housing in Kansas City incurred by Mr. Spane and paid by the Company.

/5/ Represents compensation for services performed from June 17, 1996 through December 31, 1996.

/6/ Represents compensation for services performed from March 8, 1996 to December 31, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth certain information with respect to each Named Executive Officer concerning grants during the year ended December 31, 1998 of stock options and stock appreciation rights ("SARs").



                     OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1998/1/
                                                            Potential Realizable
                                                               Value at Assumed
                                                               Annual Rates Of
                                                            Stock Price Appreciation
                            Individual Grants                  for Option Term/2/
                                    % of Total
                       Number of    Options/
                      Securities     SARs
                      Underlying     Granted to
                       Options/     Employees  Exercise or
                        SARs        in Fiscal  Base Price  Expiration
Name                   Granted       Year      ($/Share)   Date/(3/    5% ($)   10% ($)

Robert J. Spane          13538         0.3%      $0.5625   2/27/08   $  4,790  $12,137
William A Garrett        5077          0.1%      $0.5625   2/27/08   $  1,796  $ 4,551
William F. McKinney      5077          0.1%      $0.5625   2/27/08   $  1,796  $ 4,551

/1/  No SARs were granted by the Company during the year ended December 31, 1998.

/2/  The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options.  Assumed stock price appreciation of five percent and ten percent is used pursuant to rules promulgated by the
     Securities and Exchange Commission.  The potential realizable value is calculated by assuming that the deemed fair market value of the Company's Common Stock for financial statement presentation purposes on the date of grant ($0.5625) appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.  This table does not take into account any appreciation in the price of the Common
     Stock to date.


OPTION EXERCISES AND FISCAL YEAR-END VALUES

          The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options and SARs during 1998 and unexercised options and SARs held as of December 31, 1998.


                              AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1998
                                         AND DECEMBER 31, 1998 OPTION VALUES /1/
                                                             Number of Securities             Value of Unexercised
                                                           Underlying Unexercised         In-the-Money Options($)/2/
                                                              Options (#)(2)
                   Shares Acquired     Value
Name               on Exercise (#)     Realized ($)   Exercisable    Unexercisable/3/ Exercisable   Unexercisable/3/

Robert J. Spane          --              --             2,578,773      846,745        $1,435,651    $476,294
William A Garrett        --              --               160,576      408,998        $   90,007    $230,061
William F. McKinney      --              --               161,669      407,905        $   90,622    $229,447

/1/  No SARs have ever been granted by the Company.




/2/  The numbers in the column headed Number of Securities Underlying Unexercised Options and the dollar  amounts in the column headed Value of Unexercised In-the-Money Options reflect (i) the number of shares of Common Stock into which options are exercisable and (ii) the difference between the fair market value of such shares of Common Stock and the exercise price of the options, respectively.  As of December 31, 1998, the last reported sale price of the Company's Common Stock, which was reported by Over-the-Counter Bulletin Board, was $1.0625 per share.  Value is calculated by determining the difference between the option exercise price and $1.0625, multiplied by the number of shares of Common Stock underlying the options.

/3/  These options are unexercisable because they have not vested under their terms.


STOCK OPTION PLAN

          The Company has one stock option plan pursuant to which options are outstanding: the 1994 Vanguard Airlines, Inc. Stock Option Plan ("Stock Option Plan"). The total number of shares of Common Stock issuable pursuant to the exercise of options under the Stock Option Plan is 10,000,000. As of April 1, 1999, options exercisable with respect to 3,425,518 shares of Common Stock had been granted under the Plan, of which 3,002,145 are exercisable. The Company has also granted stock options to Mr. Spane in connection with his employment agreement. See "Spane Employment Agreement."

          The Stock Option Plan is administered by the Board of Directors (the "Plan Administrator"). Subject to the terms of the Stock Option Plan, the Plan Administrator determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options, and the term of each option (not to exceed ten years).

          Under the Stock Option Plan, the Company may grant stock options, ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options which are not intended to qualify as incentive stock options ("non-qualified stock options"). Incentive stock options must be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. The exercise price of non-qualified stock options granted under the Stock Option Plan will be determined by the Plan Administrator on the date of grant but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options may not exceed five years.

          The Stock Option Plan provides the total number of shares covered by such plan, the number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company.

          In the event of a merger in which the Company is not the surviving corporation, options may be assumed or continued by the surviving corporation. If the outstanding options are not assumed or continued, they will be terminated if not exercised prior to the merger.

SPANE EMPLOYMENT AGREEMENT

          In June 1997, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Spane. The Employment Agreement provides for Mr. Spane's performance of consulting and management services in the supervision, operation and management of the Company's business.

          The Employment Agreement provides for the Company's payment to Mr. Spane of an annual salary of $200,000 per year, the grant of options to purchase 3,386,980 shares of Common
Stock, and the payment of Mr. Spane's reasonable expenses incurred in connection with Company business, including Mr.
Spane's transportation and lodging. The stock options granted to Mr. Spane vest as follows: 423,372 shares (one-eighth of the shares subject to the options) on June 15, 1997 and an additional 423,372 shares at the end of each three-month period thereafter.
The stock options granted to Mr. Spane under the Employment
Agreement have a $0.50 per share exercise price. In the event of the sale of all or substantially all the assets or capital stock sof the Company or a merger of the Company in which it is not the surviving corporation, the options become fully vested. In addition, one-half of any unvested options become fully vested upon the death or permanent disability of Mr. Spane.

          The term of the Employment Agreement is two years, subject to renewal upon written agreement of the parties and to earlier termination under certain circumstances. The Employment Agreement is terminable by either party upon the expiration of the term (in which event, among other things, the Company must offer to employ Mr. Spane as Chief Executive Officer and President) and upon provision of 30 days notice. The Company may terminate the Employment Agreement upon Mr. Spane's death, permanent disability or resignation as Chief Executive Officer and President of the Company. In addition, the Company may terminate the Employment Agreement at any time for cause (as defined in the Employment Agreement).

STOCKHOLDER RETURN PERFORMANCE GRAPH

          Included below is a comparison of the cumulative total stockholder return on the Common Stock of the Company to the cumulative total stockholder return of the Nasdaq Stock Market Index and a composite peer index selected by the Company (the "Peer Group") for the period from October 31, 1995 through December 31, 1998. Cumulative total returns are calculated assuming that $100 was invested on October 31, 1995, in each of the Common Stock of the Company, the Nasdaq National Market and the Peer Group, and the reinvestment of all dividends, if any.

          The Peer Group was selected from among companies in the airline industry having similarities in the following criteria: size (total employment and sales); capital structure (similar debt/equity ratios); and market orientation (primarily domestic flights). Companies included in the Peer Group in addition to the Company are: AirTran Holdings, Inc. (which resulted from a merger on November 17, 1997, of Airways Corporation, the parent company of AirTran Airways, Inc., into ValuJet, Inc., the parent company of ValuJet Airlines, Inc., which changed its name to AirTran Holdings, Inc.); Frontier Airlines, Inc.; and Reno Air, Inc. (Reno Air agreed to be acquired by AMR, Inc., the parent company of American Airlines, Inc. and, consequently will not be included in the Peer Group in future years). Western Pacific Airlines, Inc. was included in the Peer Group up and until Western Pacific's filing for bankruptcy and ceasing all scheduled operations on February 4, 1998.

              COMPARISON OF CUMULATIVE TOTAL RETURN

               10/31/95  12/31/95  12/31/96  12/31/97  12/31/98

Vanguard Airlines,
  Inc.         $100.00   $100.00   $ 25.00   $  9.00   $ 17.53
Peer Group/1/  $100.00   $105.00   $ 49.62   $ 29.06   $ 27.69
Nasdaq Stock
  Market       $100.00   $100.99   $122.70   $149.24   $207.78
_________________

/1/ The cumulative total returns for AirTran Holdings, Inc. prior to the merger have been averaged with the pre-merger cumulative total returns for ValuJet, Inc. and Airways Corp. to create one cumulative total return for the purposes of creating the Peer group as an index for comparison in 1998 and in future proxy statements.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The table below sets forth certain information, as of April 1, 1999, regarding the beneficial ownership of the issued and outstanding shares of Common Stock and Preferred Stock by (i) each person known to the Board of Directors to own beneficially 5% or more of the aggregate shares of Common Stock outstanding,
(ii) each director, (iii) each Named Executive Officer of the Company, and (iv) the executive officers and directors of the Company as a group. With respect to all matters submitted to a vote of the stockholders, the holders of Common Stock are entitled to one vote per share and the holders of the Preferred Stock are entitled to 20 votes per share. Each share of Preferred Stock is convertible into 20 shares of Common Stock at the option of the holder. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

                                 Amount and Nature         Percentage
                                    of Beneficial           of Shares
          Name                       Ownership/1/         Outstanding/1/
                               Common       Preferred     Common  Preferred

Hambrecht & Quist Group and
  affiliated entities/2/      35,866,473          --        42.0%     --
William R. Hambrecht /3/      45,026,671          151,162   52.7%     50%
J. F. Shea Company, Inc.
  and affiliated
  entities /4/                19,489,888          151,200   22.8%     50%
Robert J. Spane/5/             3,425,518          --        4.0%      --
Lee M. Gammill, Jr. /6/          225,000          --        *         --
Denis T. Rice/7/                 225,000          --        *         --
Leighton Smith/8/                225,000          --        *         --
William A. Garrett /9/           195,856          --        *         --
William F. McKinney /10/         196,950          --        *         --
All current directors and
  executive officers as a group
  (11 persons) /11/            5,367,381          --        6.1%      --

* Represents beneficial ownership of less than 1% of the Common Stock of the Company.

/1/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. The persons or entities named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. The amount of shares reflected in the table includes options and warrants that are exercisable into shares of Common Stock within 60 days of the date as of which information is provided in this table. Percentage ownership calculations are based on 85,368,090 shares of Common Stock outstanding and 302,362 shares of Preferred Stock outstanding.

/2/ Includes 6,839,281 shares of Common Stock issuable upon the exercise of outstanding warrants. The business address for each of the entities affiliated with Hambrecht & Quist Group, which include H & Q California, H & Q TSP Investors, L. P., H & Q TSP Investors II, L. P. and H & Q London Ventures, L. P. is the office of Hambrecht & Quist, One Bush Street, San Francisco, CA 94104.

/3/ Mr. Hambrecht is the trustee of The 1980 Hambrecht Revocable Trust (the "Hambrecht Trust") and may be deemed the beneficial owner of Common Stock held by such trust. Includes 6,503,975 shares of Common Stock issuable upon the exercise of outstanding warrants which are beneficially owned by H & Q TSP Investors, LP and H & Q TSP Investors II, LP (Mr. Hambrecht is a managing member of the limited liability companies that are the investment general partners of these two partnerships) and H & Q London Ventures, LP (Mr. Hambrecht is one of the two general partners of the investment general partners of this partnership). Mr. Hambrecht disclaims beneficial ownership of shares of Common Stock held by H & Q TSP Investors, LP, H & Q TSP Investors II, LP and H & Q London Ventures, LP, except as to the extent of his pecuniary
     interest therein.   Mr. Hambrecht retired from his position as Chairman
     of Hambrecht & Quist Group and its principal subsidiary Hambrecht & Quist LLC, effective January 1, 1998, and, consequently his beneficial ownership no longer includes shares held by H & Q California.
     Mr. Hambrecht's business address is 550 15th Street, San Francisco, CA
     94103.

/4/ Mr. Edmund Shea, Mr. Peter Shea, Mr. John Shea and Mr. James Shontere (collectively, the "Shea Company Stockholders") also may be deemed the beneficial owner of the 19,324,888 shares of Common Stock owned by J. F. Shea Company, Inc. ("Shea Company") by virtue of their stock ownership in Shea Company and their positions as directors and executive officers of the Shea Company. In addition, Mr. Edmund Shea may be deemed the beneficial owner of 90,000 shares of Common Stock owned by E&M R. P. Trust (the 'Trust"), of which Mr. Shea is a trustee, 90,000 shares of Common Stock owned by Siam Partners II, a California limited partnership ("Siam"), of which the Trust is the general partner. Mr. Shea disclaims beneficial ownership of the shares of Common Stock held by Siam, except to the extent of the Trust's 4.97% interest in Siam. The business address for Shea Company and each of the Shea Company Stockholders is 655 Brea Canyon Road, Walnut, CA 91789.

/5/ Includes 3,002,145 shares of Common Stock issuable upon the exercise of stock options.

/6/ Includes 225,000 shares of Common Stock issuable upon the exercise of stock options.

/7/ Includes 225,000 shares of Common Stock issuable upon the exercise of stock options.

/8/ Includes 225,000 shares of Common Stock issuable upon the exercise of stock options.

/9/ Includes 195,856 shares of Common Stock issuable upon the exercise of stock options.

/10/ Includes 196,950 shares of Common Stock issuable upon the exercise of stock options.

/11/ Includes an aggregate of 5,359,481 shares of Common Stock issuable upon the exercise of stock options.

                       CERTAIN TRANSACTIONS

          On March 20, 1998, the Company completed a private sale of equity securities, each unit costing $10 and consisting of one share of Preferred Stock and one common stock purchase warrant (each a "Preferred Unit"). The purchasers of Preferred Units were (i) J. F. Shea Company, Inc., who purchased 151,200 Preferred Units, and (ii) 1980 Hambrecht Revocable Trust, who purchased 151,162 Preferred Units. In connection with the sale, the Company converted approximately $3.0 million of bridge financing notes and interest into Preferred Units. Each warrant entitled the holder to purchase 40 shares of Common Stock at an exercise price of $0.55 per share of Common Stock. On August 6, 1998 and August 12, 1998, (i) J. F. Shea Company, Inc. exchanged these warrants to purchase 6,048,000 shares of Common Stock for an aggregate of 4,055,977 shares of Common Stock pursuant to the cashless exercise provisions of the warrant and (ii) The Hambrecht 1980 Revocable Trust exchanged warrants to purchase 5,046,480 shares of Common Stock for an aggregate of 3,386,286 shares of Common Stock pursuant to the cashless exercise provisions of the warrant.

          On March 20, 1998, the Company and certain principal stockholders agreed to exchange their remaining unsecured demand notes payable totaling approximately $9.5 million, and all accrued unpaid interest, for new unsecured convertible demand notes payable (the "Convertible Notes"). The Convertible Notes were automatically convertible at $0.50 per share at such time as the Company had an adequate number of authorized shares available for issuance. On May 20, 1998, pursuant to the convertible promissory notes, (i) 9,330,093 shares were issued to Hambrecht & Quist California, (ii) 6,745,816 to the Hambrecht 1980 Revocable Trust, (iii) 4,614,076 shares were issued to J. F. Shea Co., Inc., (iv) 307,545 shares were issued to H & Q TSP II Investors, LP and (v) 132,240 shares were issued to H & Q TSP Investors, L. P.

          On August 14, 1998, (i) J. F. Shea purchased 1,702,500 shares of Common Stock pursuant to the exercise of redeemable warrants for an aggregate amount of $851,250, (ii) H & Q TSP Investors, L.P. purchased 3,375,000 shares of Common Stock pursuant to an exercise of redeemable warrants for an aggregate amount of $1,687,500, (iii) H & Q TSP Investors II, L.P. purchased 950,000 shares of Common Stock pursuant to the exercise of redeemable warrants for an aggregate amount of $475,000, (iv) The Hambrecht 1980 Revocable Trust purchased 1,702,500 shares of Common Stock pursuant to an exercise of redeemable warrants for an aggregate amount of $851,250, (v) Hambrecht & Quist California purchased 2,270,000 shares of Common Stock pursuant to an exercise of redeemable warrants for an aggregate amount of $1,135,000.

          On January 17, 1999, J. F. Shea Co., Inc. and The Hambrecht 1980 Revocable Trust agreed to establish a two-year $4.0 million letter of credit on behalf of the Company in favor of the Company's credit card processor in order to reduce required restricted cash balances with such processor. This letter of credit replaces the previously established two year letter of credit that expired on January 18, 1999. In consideration for the letter of credit, the Company agreed to issue warrants to purchase up to 4,000,000 shares of the Company's Common Stock. The warrants vest over a two year period based upon the amount of the exposure backed by the letter of credit. The exercise price for the warrants is $1.00 per share. Each warrant expires five years from the date of issuance.

                           PROPOSAL TWO

                      AMENDMENT TO RESTATED
                 CERTIFICATE OF INCORPORATION TO
                   EFFECT A REVERSE STOCK SPLIT

          The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment to the Company's Restated Certificate. The proposed amendment would effect a reverse split of the Company's Common Stock on the basis of one new share of Common Stock for each five shares of Common Stock.
As of March 30, 1999, 85,392,746 shares of Common Stock were issued and outstanding and 4,219 shares were held in treasury.
As of March 30, 1999, there were 4,995,748 shares of Common Stock reserved for issuance upon the conversion of various convertible securities or upon the exercise of options under the 1994 Stock Option Plan or the Spane Employment Agreement.

Reasons for the Proposed Reverse Stock Split

          The principal purpose of the proposed amendment is to reduce the number of shares of Common Stock outstanding. The Company believes that the total number of shares outstanding is disproportionately large to the Company's current market capitalization. When a large number of shares is outstanding, earnings per share is only affected by a significant change in net earnings. If a smaller number of shares were outstanding, management and stockholders would be more likely to see changes in the Company's financial results reflected in its earnings per share.

          The Company has also concluded that the present level of per share market price of the Common Stock impairs its acceptability by portions of the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community; in practice this is not necessarily the case, as many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investments in such stocks. The Company believes that the current per share price of the Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Various brokerage house policies and practices pertaining to the payment of brokers' commission and to time-consuming procedures can function to make the handling of low-priced stock unattractive to brokers from an economic standpoint. The structure of trading commissions tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues. Market interest in low-priced stocks may be reduced because they do not qualify as collateral for margin loans.

          The Board of Directors believes that the implementation of the reverse split will enhance the marketability and liquidity of the Company's Common Stock. In connection with the proposed reverse split, the Company has filed an application with the Nasdaq SmallCap stock market to list its shares on the Nasdaq SmallCap Stock Market. There can be no assurance that the Company will be successful with its application.

          Although there can be no assurance that the price of the Common Stock after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed reverse split is intended to result in a price level for the Common Stock that will permit Nasdaq SmallCap listing and an increased investor interest in the Company's Common Stock.

Principal Effects

          Based upon 85,392,746 shares of Common Stock outstanding on March 30, 1999, the proposed one-for-five reverse stock split would decrease the outstanding shares of Common Stock by 80%. The proposed reverse split would not affect the proportionate equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the elimination of fractional interests as described below.

          As of March 30, 1999, there were outstanding options granted under the 1994 Stock Option Plan and the Spane Employment Agreement to purchase 11,190,437 shares of Common Stock and 13,788,305 warrants to purchase shares of Common Stock. All of the outstanding options and warrants include provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse split. If the proposed one-for-five reverse split is approved and effected, there would be reserved for issuance upon the exercise of all outstanding options and warrants a total of 4,995,748 shares of Common Stock. Each outstanding option and warrant would thereafter evidence the right to purchase 20% of the shares of Common Stock previously covered thereby and the exercise price per share would be five times the previous exercise price.

          Assuming the proposed amendment to Article IV, Section
(a) of the Restated Certificate effecting the reverse split is approved, a Certificate of Amendment amending the Restated Certificate as set forth in Exhibit A to this Proxy Statement will be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") as promptly as practicable thereafter. The amendment and the proposed reverse stock split would become effective upon the date of filing (the "Effective Date").

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL
SHARES

          As soon as possible after the Effective Date, holders of Common Stock will be notified and requested to surrender their present Common Stock certificates for new certificates representing the number of whole shares of Common Stock after the reverse split. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares. UMB Bank, N.A. of Kansas City, Missouri will be appointed exchange agent (the "Exchange Agent") to act for stockholders in effecting the exchange of their certificates.

          No scrip or fractional share certificates for Common Stock will be issued in connection with the reverse split, but in lieu thereof, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) shall be issued to the Exchange Agent or its nominee, as agent for the accounts of all holders of Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the reverse split. Sales of fractional interests will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Common Stock at the time of sale. After the Effective Date, the Exchange Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by stockholders in connection with the sale of fractional interests, all of which costs will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of certain federal income tax consequences of the proposed reverse split of the Company's Common Stock. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding federal, state, local and foreign tax consequences of the proposed reverse stock split.

          The proposed reverse stock split will be a tax-free recapitalization for the Company and its stockholders.

          The new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the proposed reverse stock split reduced by the amount of proceeds, if any, received from the sale of fractional interests and increased by any gain recognized on that sale.

          A stockholder's holding period for the new shares of Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefor.

          Stockholders who receive cash for all of their holdings (as a result of owning fewer that five shares) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Common Stock. Although the tax consequences to stockholders who receive cash for some of their holdings are not entirely certain, those stockholders in all likelihood will recognize a gain or loss for federal income tax purposes as a result of the disposition of a portion of their shares of Common Stock. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the proposed reverse stock split.

VOTE REQUIRED

          The proposed amendment would effect a reverse stock split. The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required for the approval of the amendment to the Company's Restated Certificate effecting the Reverse Split.

          The foregoing summary of the amendment is qualified in its entirety by reference to the complete text of the proposed amendment to the Restated Certificate as set forth in Exhibit A hereto.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
CERTIFICATE EFFECTING A ONE-FOR-FIVE REVERSE STOCK SPLIT OF ALL
OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

          The Board of Directors reserves the right to abandon the proposed amendment without further action by the stockholders at any time prior to the filing of the amendment with the Delaware Secretary of State notwithstanding authorization of the proposed amendment by the stockholders.

                          PROPOSAL THREE

                 RATIFICATION OF THE SELECTION OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has selected the firm of Ernst &
Young LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the year ending December 31, 1999. Ernst & Young LLP has served as auditors for the Company since 1994.

          It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires to do so, and also will be available to respond to appropriate questions.

          The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required for the ratification of the selection of Ernst & Young LLP as independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
 APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.

                       FINANCIAL STATEMENTS

          The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998, is enclosed with this Proxy Statement. Such Annual Report is not to be regarded as proxy solicitation material.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (THE "FORM 10-K"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF APRIL 9, 1999, UPON WRITTEN REQUEST TO BRIAN GILLMAN, VANGUARD AIRLINES, INC., 533 MEXICO CITY AVENUE, KANSAS CITY, MISSOURI 64153. The Company will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company's reasonable expenses in furnishing such exhibits.

                       GENERAL INFORMATION

OTHER MATTERS

          To permit the Company and its stockholders to deal with stockholders' proposals in an informed and orderly manner, the Bylaws of the Company require that for business to be properly brought before an annual stockholders' meeting, the Secretary of the Company must have received prior written notice of such business not later than 60 days prior to the first anniversary of the preceding year's annual meeting. The notice to the Secretary must set forth as to each matter: (i) a brief description of proposed business to be brought before the annual meeting; (ii) a representation that such stockholder is a holder of record of stock entitled to vote on the business proposed by such stockholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (iii) the name and address of the stockholder and of the beneficial owner (as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934); (iv) a description of the class and number of shares of stock of the Company which are owned beneficially and of record by the stockholder; (v) the reason for conducting such business at the meeting and any material interest of the stockholder or such beneficial owner in such business; and (vi) all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business that may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

          The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.


DEADLINE FOR STOCKHOLDER PROPOSALS

          Proposals by holders of the shares of Common Stock that are intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than December 15, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and must comply with the advance notice and information requirement described under the heading "General Information -- Other Matters" above to be presented at that meeting. Stockholders' proposals should be addressed to the attention of the Secretary of the Company.

          In accordance with the advance notice provisions of the Company's Bylaws, written notice of the shareholder's intent to bring any business before an annual meeting must be delivered to the Company's Secretary at the Company's principal executive offices not less than 60 days prior to the first anniversary of the previous year's annual meeting. The deadline for such proposals in connection with the Company's 2000 Annual Meeting is March 20, 2000. Proxies solicited in connection with the 2000 Annual Meeting of Shareholders shall confer on the appointed proxies discretionary voting authority to vote on certain shareholder proposals that are not presented for inclusion in the proxy materials unless the proposing shareholder notifies the Company by March 20, 2000 that such proposal will be made at the meeting.

VOTING MATTERS

          In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve and ratify the selection of the Company's independent public accountants are treated as votes against the particular proposal. Broker non-votes on the election of directors or the proposal to ratify the selection of the Company's independent public accountants are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              Brian S. Gillman
                              Vice President, General Counsel
                                and Secretary

Kansas City, Missouri
April __, 1999

                                               EXHIBIT A


                     VANGUARD AIRLINES, INC.

                        PROPOSED AMENDMENT
                              TO THE
              RESTATED CERTIFICATE OF INCORPORATION
                 (Increase in Authorized Capital)


     RESOLVED, that the Restated Certificate of Incorporation of Vanguard Airlines, Inc., a Delaware corporation (the
"Corporation"), Article IV Section (a) be amended to add to the end thereof the following:

          As of the effective time of this amendment, each five (5) issued and outstanding shares of the Corporation's Common Stock, par value $0.001 per share, shall be converted into, and shall thereafter represent for all purposes, one (1) issued and outstanding share of the same class of the Corporation's Common Stock, par value $0.001 per share, without any action on the part of the holder thereof. No fractional shares shall be issued by reason of this amendment and stockholders shall receive cash in lieu of such fractional shares.

                APPENDIX A -- PROXY CARD

                                                 Preliminary Copy


                              PROXY

                     VANGUARD AIRLINES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS
                           May 18, 1999

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    OF VANGUARD AIRLINES, INC.

     The undersigned stockholder of VANGUARD AIRLINES, INC.
hereby appoints Robert J. Spane and Brian S. Gillman, and each or either of them, with full power of substitution, as attorneys-in-fact, agents and proxies of the undersigned, to vote all the shares of capital stock of the Company which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of Vanguard Airlines, Inc. to be held on Tuesday, May 18, 1999, at 10:00 a.m. Central Daylight Time, at the Embassy Suites Hotel, 7640 N.W. Tiffany Springs Parkway, Kansas City, Missouri, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the following purposes:

1.   Election of Robert J. Spane as a Class I director.

               [   ]  FOR    [   ]  WITHHELD

2. Approval of an amendment to the Company's Restated Certificate of Incorporation to effect a one-for five reverse stock split of all outstanding shares of Common Stock, par value $0.001 par value per share, of the Company.

     [   ]   FOR         [   ]   AGAINST     [   ]   ABSTAIN

3.   Ratification and approval of the selection of Ernst & Young
     LLP as the independent public accountants of Vanguard
     Airlines, Inc., for the year ending December 31, 1999.

     [   ]   FOR         [   ]   AGAINST     [   ]   ABSTAIN

4. In their discretion, the proxies are to vote upon such other business as may properly come before the meeting of which the board of directors does not have knowledge a reasonable period before the solicitation of this proxy.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2,
AND 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April ____, 1999.

               Dated:  ____________________, 1999

               _________________________________________
               Signature of Stockholders

               Please date and sign exactly as name or names appear hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

               PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE
               ENVELOPE PROVIDED.